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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to section 13 or 15(d) of the
                        Securities Exchange Act of 1934




                         Date of Report August 23, 1995
                                        ---------------



                            CENTRAL BANCORPORATION
             (Exact name of Registrant as specified in its charter)


        Washington                       0-16356            91-1203145
   (State or other jurisdiction of     (Commission   (IRS Employer incorporation
     or organization)                  File Number)       Identification No.)



      301 North Chelan, Wenatchee, Washington                      98801
      (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code              509-663-0733



(Former name or former address, if changed since last report)  Not applicable
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                             CENTRAL BANCORPORATION

                               REPORT ON FORM 8-K

Item 4.  Changes in Registrant's Certifying Accountant

         a) At a board meeting on August 23, 1995, the Board of Directors of Central Bancorporation ("Bancorp") engaged the accounting firm of Deloitte & Touche LLP as independent accountants for the Registrant. At that time, the Board determined not to retain the services of KPMG Peat Marwick LLP to perform the 1995 audit.

         b) During the two most recent fiscal years and interim period prior to August 23, 1995, there have been no disagreements with KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events.

         c) KPMG Peat Marwick LLP's report on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

         d) The Registrant requested that KPMG Peat Marwick LLP furnish it with a letter addressed to the SEC, stating whether or not it agrees with the statements made by the Registrant in response to this Item 4 and, if not, stating the respects in which it does not agree. The Registrant delivered a copy of the Form 8-K report to KPMG Peat Marwick LLP on August 24, 1995. A copy of the letter from KPMG Peat Marwick addressed to the SEC as required by Item 304(a)(3) of Regulation S-B is filed as an exhibit to the Form 8-K report.
                                   * * * * *

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)     Financial statements - not applicable

         (b)     Pro forma financial information - not applicable

         (c)     Exhibits

                 (16)     Letter from KPMG Peat Marwick LLP.






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                                   SIGNATURES




         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wenatchee, State of Washington.

                                            CENTRAL BANCORPORATION
                                            (Registrant)



                                            By  /s/ Joseph E. Riordan
                                               ---------------------------------
                                               Joseph E. Riordan
                                               Treasurer and Assistant Secretary
DATED:  August 30, 1995





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